Exhibit 5.1(b)

                    [Letterhead of Richards, Layton & Finger]


                                 August 13, 1998


IndyMac ABS, Inc.
155 North. Lake Avenue
Pasadena, CA 91101

                           Re:     IndyMac ABS, Inc.
                                   -----------------

Ladies and Gentlemen:


                  We have acted as special Delaware counsel for IndyMac ABS, Inc., a Delaware corporation (the "Company") in connection with the issuance from time to time of the Certificates (as defined below), issuable in series (each, a "Series"). At your request, this opinion is being furnished to you.


                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:


                  (a) The Registration Statement (the "Registration Statement") on Form S-3 filed by the Company with the Securities and Exchange Commission on May 1, 1998, as amended by each pre-effective amendment on or prior to the date hereto;


                  (b) A form of the Trust Agreement of trust to be entered into between the Company, the trustees of the trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such trust (including the exhibits thereto) (the "Trust Agreement"), attached as
Exhibit 4.4 to the Registration Statement;


                  (c) A form of the certificate of trust attached as Exhibit B to the Trust Agreement; and


                  (d) A form of certificate attached as Exhibit A to the Trust Agreement (individually, a "Certificate," and collectively, the "Certificates").

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the trust, and that the Trust Agreement the Certificate of Trust will be in full force and effect and have not been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Certificate is to be issued collectively, the "Certificate Holders") of a Certificate for such Certificate and the payment for such Certificate in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Certificates are issued and sold to the Certificate Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  The following opinions regarding enforceability are subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally; (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law); and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Certificates will represent valid, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.


                  2. The Trust Agreement will constitute a legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the form of Prospectus Supplement for Home Equity Asset Backed Notes and Asset backed Certificates for the Certificates. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,

GCK